                                                                     Exhibit 12

                       Ratio of Earnings to Fixed Charges

                                           THREE MONTHS                    NINE MONTHS
(IN THOUSANDS)                          ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                         2004           2003            2004           2003
FIXED CHARGES:
Interest expense ..................   $   1,441     $     801        $   2,989     $   3,200
Interest expense
charged against gain
on bond repurchases
and exchanges .....................          --            --               --         5,527
Interest expense
included in rent
expense ...........................         119            90              355           276
Preferred stock
dividends .........................          --            --               --            --
                                      ---------     ---------        ---------     ---------
Total fixed charges ...............   $   1,560     $     891        $   3,344     $   9,003
                                      =========     =========        =========     =========

EARNINGS:
(Loss) income from
continuing operations .............   $  (2,896)       (5,633)       $ (18,151)       (7,105)
Fixed charges .....................       1,560           891            3,344         9,003
Preferred stock
dividends .........................          --            --               --            --
                                      ---------     ---------        ---------     ---------
Total Earnings ....................   $  (1,336)    $  (4,742)       $ (14,807)    $   1,898
                                      =========     =========        =========     =========
Ratio .............................        (0.9)         (5.3)            (4.4)          0.2
                                      =========     =========        =========     =========
Excess (Deficiency) of
Earnings ..........................   $  (2,896)       (5,633)       $ (18,151)    $  (7,105)
                                      =========     =========        =========     =========

                                                             YEAR ENDED DECEMBER 31,
(IN THOUSANDS)
                                           2003          2002         2001          2000          1999
FIXED CHARGES:
Interest expense ..................    $   3,967     $  11,608     $  16,518     $  12,844     $     836
Interest expense
charged against gain
on bond repurchases
and exchanges .....................        5,527            --            --            --             --
Interest expense
included in rent
expense ...........................          402           446           438           374            64
Preferred stock
dividends .........................           --            --            --            --         1,020
                                       ---------     ---------     ---------     ---------     ---------
Total fixed charges ...............    $   9,896     $  12,054     $  16,956     $  13,218     $   1,920
                                       =========     =========     =========     =========     =========

EARNINGS:
(Loss) income from
continuing operations .............    $ (10,938)    $ (56,501)    $(140,919)    $ (62,292)    $ (21,087)
Fixed charges .....................        9,896        12,054        16,956        13,218         1,920
Preferred stock
dividends .........................           --            --            --            --        (1,020)
                                       ---------     ---------     ---------     ---------     ---------
Total Earnings ....................    $  (1,402)    $ (44,447)    $(123,963)    $ (49,074)    $ (20,187)
                                       =========     =========     =========     =========     =========
Ratio .............................         (0.1)         (3.7)         (7.3)         (3.7)        (10.5)
                                       =========     =========     =========     =========     =========
Excess (Deficiency) of
Earnings ..........................    $ (10,938)    $ (56,501)    $(140,919)    $ (62,292)    $ (22,107)
                                       =========     =========     =========     =========     =========